Exhibit 10.2 - Promissory Note

PROMISSORY NOTE

$2,437.54	August 2, 2013

PROMISE TO PAY:   EDGARizing Solutions, Inc. (hereinafter "Maker"), promises to repay to the order of The Owings Group, LLC. (hereinafter "Payee"), in lawful money of the United States of America, the principal sum of $2,437.54, together with interest on the unpaid balance at the rate of 0.05 percent (0.05%) per month.

PAYMENT TERMS:   Payable on demand. Interest will accrue until such time as the note is paid in full.

LOAN ORIGINATION:   Prior to and in anticipation of the formation of Maker, Jerry Gruenbaum, current President of Maker, made a payment of $2,437.54 for the license for the software to be used by Maker for the operation of its edgarizing business.   Thereafter, Payee reimbursed Jerry Gruenbaum for his payment for the software license. This Note is executed by Maker to compensate Payee for this payment.

LAWFUL EXECUTION.  Maker warrants and represents that this Note is lawfully executed and delivered.

PREPAYMENT. Maker shall have the right to prepay all or any portion of the principal at any time without penalty.

COVENANT OF MAKER.     Maker will promptly and faithfully observe and perform, or see to the observance and performance of, all the terms, covenants and provisions contained herein.

OCCURRENCE OF DEFAULT.  The occurrence of any of the following events shall constitute a default hereunder:

1.           Failure of Maker to pay, within ten days its due date, any payment of principal or interest due under this Note.

2.           If Maker shall be adjudicated a bankrupt or make an assignment for the benefit of creditors, or if bankruptcy, insolvency, reorganization, arrangement, receivership, liquidation or dissolution proceedings shall be instituted by or against  Maker.

                                 3.           Failure of Maker to observe or perform any other terms, covenants and conditions of the Mortgage or this Note;

REMEDIES.

1.  Upon the occurrence of an event of default, at the option of Payee, the whole outstanding principal and all accrued interest shall become immediately due and payable notwithstanding any other provision herein, and Payee may (but shall not be obligated to) forthwith and without demand exercise or cause to be exercised any and all rights and remedies provided herein and the remedies contained in any other documents held by Payee as security for the indebtedness evidenced by this Note, or which may be available to Payee by law, without further stay, any law, usage or custom, to the contrary notwithstanding.

2.  In the event that the Payee retains an Attorney at Law for the purpose of initiating and enforcing any collection proceeding hereunder, Payee shall be entitled to any attorney’s fee equal to the greater of five percent (5%) of any judgment, arbitration award or other adjudication with regard to the amounts due hereunder or the amount of attorney’s fees and costs incurred in prosecuting the matter.

3.  Upon the occurrence of any default hereunder, Payee shall have the right:  (a) to immediately and without further action by Payee, set off against the indebtedness all money owed by Payee in any capacity to Maker; and (b) to settle or compromise by accepting a sum less than the full amount hereof from Maker and to give a release thereof.

4.  Maker hereby waives notice of nonpayment, dishonor and protest of this Note, and waives and releases all benefits and privileges under any stay, exemption and appraisement law of the any State or Commonwealth and the United States, now or hereafter in force.  Any notice to Maker shall be sufficiently given for all purposes when sent postpaid by first class mail addressed to Maker at the addresses provided herein.

ASSIGNMENT.  Maker shall not assign or transfer this Note, in whole or in multiple parts, without the express written consent of Payee. Payee may assign the right to receive the payments due hereunder to any third party Payee, in its sole discretion, may designate.

APPLICABLE LAW.  This Note and the rights and duties of the parties hereto shall be construed and enforced in accordance with the laws of the State of Maryland.  If any provision of this Note shall, for any reason, be held to be invalid or unenforceable in any jurisdiction in which this Note is sought to be enforced, such invalidity and unenforceability shall not affect any other provision hereof and this Note shall be construed as if such invalid or unenforceable provision were omitted.  This Note shall be binding upon and inure to the benefit of the parties, as well as their heirs, successors and assigns.  This Agreement contains the entire understanding and agreement among the parties. There are no other agreements, conditions or representations, oral or written, express or implied, with regard thereto. This Agreement may be amended only in writing signed by all parties.   A delay or failure by any party to exercise a right under this Agreement, or a partial or single exercise of that right, shall not constitute a waiver of that or any other right.

REPRESENTATION BY COUNSEL.  The parties expressly acknowledge that each has been represented by counsel in this matter or have been afforded a reasonable opportunity to do so.

MAKER:

___/s/ Jerry Gruenbaum______

By:         Jerry Gruenbaum
Title:       President
Date:       August 2, 2013